Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is made and entered into as of March 12, 2025 (the “Effective Date”), by and between:

1. Junee Limited, a publicly listed company incorporated and existing under the laws of British Virgin Islands, with its principal place of business at 3791 Jalan Bukit Merah #09-03 E-Centre @ Redhill Singapore 159471 (“Buyer”); and

2. Ma Chao, citizen of Grenada (identification number GA134292) of Flat C Flushing, G-1/F 34 Island Road, Deep Water Bay, Hong Kong (“Seller”).

RECITALS

WHEREAS, the Seller owns 51% of the issued and outstanding shares (the “Shares”) of MINDENERGY AI TECHNOLOGY PTE. LTD., a company incorporated under the laws of Singapore (the “Target Company”);

WHEREAS, the Buyer desires to acquire, and the Seller desires to sell, 51% of the shares of the Target Company in exchange for newly issued shares of the Buyer;

WHEREAS, the agreed valuation of 100% of the Target Company is SGD 25,619,346 (based on one times (1x) of Target Company’s shareholder’s equity as of December 31, 2024;

WHEREAS, the purchase consideration shall be paid in shares of the Buyer at an issuance price of USD 4.00 per share;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. SALE AND PURCHASE OF SHARES

1.1. The Seller agrees to sell, transfer, and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, 51% of the issued and outstanding shares of the Target Company (the “Acquired Shares”).

1.2. The total purchase price for the Acquired Shares shall be SGD 13,065,866 or USD 9,800,000, payable in the form of newly issued shares of the Buyer in multiple tranches at an issuance price of USD 4 per share(the “Consideration Shares”). The Buyer shall issue to the Seller up to 2,450,000 ordinary shares (the “Total Maximum Shares”) for the entirety of the consideration, subject to adjustment based on collection of Target Company’s account receivables within 365 days since the date of this agreement.

2. PAYMENT TERMS AND CLOSING

2.1. Purchase Shares. The Buyer shall make the first payment of consideration by issuing 62,500 ordinary shares of Buyer (the “Initial Consideration Shares”), valued at USD 250,000, to the Seller upon the execution of this Agreement. Seller agrees to transfer the Shares to the Buyer and complete all necessary regulatory filings to consummate the transaction upon issuance of the Initial Consideration Shares. For the avoidance of doubt, the acquisition shall be completed upon issuance of the Initial Consideration Shares.

2.2. Additional Shares. As incentive for the Seller to collect and recover SGD 24,909,000 in accounts receivable owed to the Target Company (the “AR”) within 365 days from the date of this agreement , for each amount of AR that the Seller collects for the Buyer post-closing, the Buyer will issue a number of shares, at USD 4.00 per ordinary share, for which the value shall be equivalent to 51% of the collected amount, calculated based on the prevailing exchange rate at the bank on the date of collection. The Buyer shall issue such shares to the Seller within one (1) month after the collected amount has been deposited into the designated bank account of the Target Company.

2.3 Final Consideration. The final consideration of the transaction shall be adjusted to all such shares issued pursuant to this Agreement, inclusive of the Initial Consideration Shares to the Seller valued at USD 4.00 per ordinary share.

2.4 Closing. Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated in this Agreement shall take place in tranches, the first being an initial closing (the “Initial Closing”), which will occur upon the issuance of the 62,500 Initial Consideration Shares to the Seller, and each subsequent issuance of shares being subsequent closings (each a “Subsequent Closing”). The Initial Closing and each Subsequent Closing (each referred to as a “Closing”) will be held on such date that the shares are to be issued to the Seller (each a “Closing Date”).

3. REPRESENTATIONS AND WARRANTIES

3.1. Seller represents and warrants to Buyer that the statements contained in this paragraph 3.1 are true and correct as of each Closing Date.

3.1.1 Organization and Authority of Seller. Seller has full power and authority to enter into this Agreement and any other relevant transaction documents necessary to consummate this transaction (“Transaction Documents”) to which they are a party, to carry out their obligations under this Agreement and the Transaction Documents to which they are a party, and to consummate this transaction. The execution and delivery by Seller of this Agreement and the Transaction Documents to which they are a party, the performance of their obligations and the consummation of the contemplated transaction have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against them in accordance with its terms.

3.1.2 Organization, Authority and Qualification of the Target Company. The Target Company is a company duly organized, validly existing and in good standing in Singapore and has power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Target Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All actions taken by Target Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to each Closing.

Section 3.1.3 Capitalization.

(a) Seller is the record owner of and has good and valid title to the Acquired Shares, free and clear of all encumbrances, in the amounts set forth across their respective names on the signature page hereto. Seller represents and warrants that the Acquired Shares constitute 51% of the total issued and outstanding Shares in the Target Company, the Shares have been duly authorized and are validly issued, fully-paid and non-assessable of tax and, upon consummation of the transaction contemplated by this Agreement, Buyer shall own all of the Acquired Shares, free and clear of all encumbrances.

(b) Seller represents and warrants that the Shares were issued in compliance with applicable laws. The Shares were not issued in violation of the organizational documents of Target Company or any other agreement, arrangement or commitment to which Seller is a party and is not subject to or in violation of any preemptive or similar rights of any person.

(c) Seller represents and warrants that there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any Shares or obligating Seller to issue or sell any Shares, or any other interest, in the Target Company. Other than the organizational documents of the Target Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 3.1.4 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party, and the consummation of the contemplated transaction, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller or the Target Company; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Seller or the Target Company; (c) require the consent, notice or other action by any person under conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Seller or the Target Company is a party or by which Seller or the Target Company is bound or to which any of their respective properties and assets are subject or any permit affecting the properties, assets or business of the Target Company; or (d) result in the creation or imposition of any encumbrance on any properties or assets of the Target Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Seller or the Target Company in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the contemplated transaction.

Section 3.1.5 Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) There are no actions pending or threatened (a) against or by the Target Company affecting any of its properties or assets (or by or against Seller or any affiliate of Seller and relating to the Target Company); or (b) against or by the Target Company, Seller or any affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

(b) There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Target Company or any of its properties or assets.

(c) The Target Company is in compliance with all laws applicable to the Target Company, except to the extent that the failure to comply therewith would not have a material adverse effect or materially delay or interfere with the Seller’ ability to consummate the transactions contemplated herein.

Section 3.1.6 Taxes.

(a) All tax filings and necessary audit required to be filed or completed on or before each Closing Date by the Target Company have been, or will be, timely filed. Such tax filings are, or will be, true, complete and correct in all respects. All taxes due and owing by the Target Company (whether or not shown on any tax filing) have been, or will be, timely paid.

(b) The Target Company has withheld and paid each tax required to have been withheld (if any), and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable law.

(c) No claim has been made by any taxing authority in any jurisdiction where the Target Company does not file tax filings that it is, or may be, subject to tax by that jurisdiction and no assessment, deficiency, or adjustment has been asserted, proposed, or, to the knowledge of the Target Company or the Seller, threatened in writing with respect to any taxes or tax filings of or with respect to the Target Company.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Target Company. There is not in force any extension of time with respect to the due date for the filing of any tax filing of or with respect to the Target Company.

(e) There are no encumbrances (other than encumbrances for current period taxes not yet due and payable) on any of the assets of the Target Company that arose in connection with any failure (or alleged failure) to pay any tax.

(f) There are no regulatory tax inspection or administrative or judicial proceedings are being conducted, pending, or to the knowledge of the Target Company or the Seller, threatened with respect to the Target Company.

(g) The Target Company is not a party to or bound by any tax allocation, sharing or indemnity agreements or arrangements.

(h) The Target Company does not have any liability for the taxes of any person, or as a transferee or successor, or by contract or otherwise.

(i) No power of attorney that is currently in force has been granted with respect to any matter relating to taxes that could affect the Target Company.

(j) All of the property of the Target Company that is subject to property tax (if any), has been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods prior to December 31, 2024 and no portion of the Target Company’s property constitutes omitted property for property tax purposes.

Section 3.1.7 Books and Records. The minute books of the Target Company have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At each Closing, all of those books and records will be in the possession of the Target Company.

Section 3.1.8 Issuance of Additional Shares Upon Recovery of AR. Seller represents and warrants that the AR of SGD 24,909,000 due to the Target Company are legally valid, enforceable and collectible, and are not subject to any defenses, counterclaims, or rights of set off that would reasonably be expected to impair their full collection.

3.2. Buyer represents and warrants to Seller that the statements contained in this paragraph 3.2 are true and correct as of each Closing Date.

Section 3.2.1 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of British Virign Islands. Buyer has full corporate power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party, to carry out its obligations and to consummate the contemplated transaction. The execution and delivery by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations and the consummation by Buyer of the contemplated transaction have been duly authorized by its board of directors. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party to the Transaction Documents), the Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 3.2.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the contemplated transaction, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Buyer; (c) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Buyer is a party or by which Buyer is bound or to which any of its respective properties and assets are subject or any permit affecting the properties, assets or business of Buyer; or (d) result in the creation or imposition of any encumbrance on any properties or assets of Buyer. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the contemplated transaction, except for any filings required under U.S. federal securities laws, Nasdaq rules, or other applicable regulations.

Section 3.2.3 Legal Proceedings. There are no actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such action.

Section 3.2.4 No Knowledge of Misrepresentations or Omissions. Buyer has had the opportunity and has reviewed all due diligence information of the Target Company and Seller as disclosed to Buyer. Buyer is not aware that any of the representations and warranties or certificates of Seller and the Target Company are untrue or incorrect, individually or in the aggregate, in any respect, which would result in a material misrepresentation to Buyer, and Buyer shall have no responsibility for the accuracy of such due diligence information, representations or warranties.

Section 3.2.5 Capital Structure.

(a) The Company is authorized to issue an unlimited number of shares of a single class with no par value.

(b) The issuance of the Consideration Shares has been duly authorized by the Buyer’s board of directors and, when issued pursuant to the terms of this Agreement, (i) will be duly authorized, validly issued, and fully paid in compliance with applicable laws, (ii) will not be issued in violation of the organizational documents of Buyer or any other agreement, arrangement or commitment to which Buyer is a party and are not subject to or in violation of any pre-emption or similar rights of any person.

(c) Other than otherwise disclosed in this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital shares in Buyer or obligating Buyer to issue or sell any capital shares, or any other interest, in Buyer. Other than the organizational documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital shares of Buyer.

Section 3.2.6 Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) There are no actions pending or threatened (a) against or by Buyer affecting any of its properties or assets; or (b) against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

(b) There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting Buyer or any of its properties or assets.

(c) Buyer is in compliance with all laws applicable to Buyer, except to the extent that the failure to comply therewith would not have a material adverse effect or materially delay or interfere with the Buyer’s ability to consummate the transaction contemplated herein.

Section 3.2.7 Taxes. All tax filings required to be filed on or before each Closing Date by Buyer have been, or will be, timely filed. Such tax filings are, or will be, true, complete and correct in all respects. All taxes due and owing by buyer (whether or not shown on any tax filing) have been, or will be, timely paid.

4. CONDITIONS PRECEDENT

4.1. Conditions to Obligations of All Parties. The obligations of the parties under this Agreement shall be subject to the fulfillment, at or prior to each Closing, of Seller having received all consents, authorizations, orders and approvals and Buyer shall have received all consents, authorizations, orders and approvals, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

4.2 Conditions to Obligations of Buyer. The obligations Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver in Buyer’s discretion, at or prior to each Closing, of each of the following conditions:

(a) No Material Adverse Effects. Between the Effective Date and each Closing, there shall be no material adverse effect in the operations or condition of the Target Company or Seller’s assets or the financial condition or liabilities (as reflected in the balance sheet of the Target Company or otherwise) of Seller other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to each Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any material adverse effect on the Target Company or Seller, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect.

(b) Representation and Warranties. The representations and warranties of Seller contained in this Agreement, and the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) on and as of the date hereof and on and as of each Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) Compliance. The parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by Seller prior to or on each Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the parties shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(d) No Restraining Actions. No action shall have been commenced against Buyer or Seller, which would prevent each Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any contemplated transaction.

(f) Transaction Documents. The other Transaction Documents shall have been executed and delivered and true and complete copies of the executed Transaction Documents shall have been delivered to Buyer.

(g) Receipt of Officer Certificates. Buyer shall have received a standard certificate of a duly authorized officer of the Target Company certifying the documents and signatures for the transaction.

(h) Receipt of Target Company Good Standing Certificate. The Target Company shall have delivered to Buyer a good standing certificate from a legal firm of the jurisdiction under the laws in which the Target Company is organized.

4.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to each Closing, of each of the following conditions:

(a) No Material Adverse Effects. Between the Effective Date and each Closing, there shall be no material adverse effect in the operations or condition of Buyer’s assets or the financial condition or liabilities (as reflected in Buyer’s Balance Sheet or otherwise) of Buyer other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to each Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any material adverse effect, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) on and as of the Effective Date and on and as of each Closing Date with the same effect as though made at and as of each Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) Compliance. Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents, to be performed or complied with by it prior to or on each Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(e) Transaction Documents. The other Transaction Documents shall have been executed and true and complete copies shall have been delivered to Seller.

(g) Shares. Buyer shall have delivered the shares certificates for the Consideration Shares, the issuance of which shall have been duly authorized by the Buyer’s board of directors, and all necessary regulatory approvals and shareholder approvals for the issuance have been obtained.

5. MISCELLANEOUS

5.1. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Singapore.

5.2. Dispute Resolution: Any disputes arising from or relating to this Agreement shall be settled through arbitration in Singapore International Arbitration Centre in accordance with the Singapore International Arbitration Centre Rules.

5.3. Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes all prior discussions and understandings relating to the subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

Junee Limited

By:
Name:	Yu Chun Kit
Title:	Director

SELLER:

Ma Chao

By: